EXHIBIT 23.2

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Bovie Medical Corporation

We hereby consent to the incorporation in this Registration Statement on Form S-3, of our report dated March 31, 2014, except for Note 19 as to which the date is May 8, 2014, on the consolidated financial statements of Bovie Medical Corporation as of and for the years ended December 31, 2013 and 2012, which are incorporated by reference into such registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kingery & Crouse, P.A.

Certified Public Accountants

Tampa, Florida

December 16, 2014